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                                  SCHEDULE 13D

CUSIP NO. 068508100                                                Page 9 of 12


                                    EXHIBIT A

                          INVESTMENT ADVISORY AGREEMENT

                                     between

                                       [ ]

                                       and

                               ASEN AND CO., INC.

Asen and Co., Inc.
224 East 49th Street
New York, New York  10017

Gentlemen:

     The undersigned (the "Client") hereby requests that Asen and Co., Inc. (the "Adviser") act as investment adviser to the Client's above-captioned Investment Advisory Account (the "Account") which is to be governed by the following agreement (the "Agreement").

     1. The Adviser will give advice with respect to the investment and reinvestment of all cash and securities and other property in the Account, taking into consideration the specific investment needs and objectives of the Client as the Client communicates them to the Adviser. The Client will receive prompt notification in writing of any purchase or sale made for the Account, and the Client will also receive the benefit of the Adviser's written quarterly valuation of the Account at current market prices. Representatives of the Adviser will also be made available to meet with the Client periodically and to review with the Client the Account and its progress.

     2. The Account shall consist initially of such cash and securities and other property as the Client designates, or which shall become part of the Account as a result of transactions or otherwise. The Client may make additions to and withdrawals from the Account as it shall at any time direct, provided the Adviser receives at least seven business days prior written notice of withdrawals.

     3. The Adviser will keep in strict confidence all information about the financial affairs of the Account.

     4. The Adviser is authorized to invest and reinvest the cash and securities and other property in the Account in its discretion and, without being required to consult with the Client in advance, to exercise its judgment with respect to proper investments in the best interest of the Client. The Client understands and agrees that the Adviser is authorized to invest on behalf of the Account in securities which are not actively traded or in securities for which there is no existing public market and where size or circumstances has created a relatively illiquid market, as well as in securities for which there are legal or contractual restrictions on resale. The Client also understands and agrees that the Adviser is authorized to purchase securities on behalf of the account directly from the issuers of such securities through privately negotiated transactions. In accordance with the foregoing, the Client authorizes the Adviser to act as the agent of the Client to order deposits and the investment of cash and purchases and sales (including, but not limited to the exercise of rights and tender, exchange or conversion) of securities and other property for the Client's Account and risk, and in the name of the Client. This authorization shall be a continuing one and shall remain in full force and effect until the Adviser has received written notice of revocation thereof.


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                                  SCHEDULE 13D

CUSIP NO. 068508100                                               Page 10 of 12


     5. As compensation for the services provided under this Agreement, the Adviser is to receive a fee which is to be computed and payable in accordance with Schedule A attached hereto.

     6. It is understood that in the execution of transactions for the Account, the Adviser is authorized to select any qualified broker or dealer and to negotiate the transactions fees charged by such broker-dealers for transactions executed for the Account.

     7. The Client understands that the Adviser and its officers, directors and employees may from time to time act as directors, officers or employees of companies whose securities are publicly traded, and that as a result, the Adviser's employees may acquire information of a confidential nature. The Client agrees that the Adviser may, but shall not be required to, render investment advice with respect to any such company and that the Adviser may in its discretion withhold any such knowledge or information or refuse to advise with respect to such company, whether or not the Account shall include securities of such company, if in the Adviser's judgment the disclosure of such knowledge or information or the rendering of investment advice on the basis thereof would be unfair, inequitable, a breach of any fiduciary obligation of the Adviser to some other person, or unlawful. For the same reasons, the Adviser may, in its discretion, exclude securities and other property from the Account.

     8. The Client further understands that differing investment objectives, tax and other factors affect the desirability and timing of particular transactions, and that clients of the Adviser as well as the Adviser itself, its officers and employees and members of their families, may hold and have transactions in securities, including longstanding positions in such securities, and other property with respect to which services are provided hereunder. The Client consents to such transactions, if not in violation of applicable law, provided that the investment advisory services hereunder are at all times provided in good faith.

     9. The Adviser shall not be liable for any act or failure to act with respect to investment advice hereunder except in the absence of good faith, provided that this shall not relieve the Adviser from any liability imposed by applicable law which cannot be waived.

     10. The Client authorizes the Adviser to vote the proxies of any stock, bonds or other securities, give general or specific proxies or power of attorney with or without power of substitution. The Client will direct or cause to direct the custodian of the assets of the Account to deliver proxies to the Adviser in a timely manner. These authorizations shall be continuing ones and shall remain in full force and effect until the Adviser has received written notice of the revocation thereof.

     11. Written notices and communications to the Client shall be addressed as indicated at the end of this Agreement and written notices and communications to the Adviser shall be addressed as indicated at the head of this Agreement. Written notices and communications shall be addressed as indicated above unless either the Client or the Adviser has received written notice of the revocation thereof.

     12. The Agreement shall terminate (1) immediately upon receipt by the Adviser of written notice from the Client requesting such termination; or (2) five days after the mailing, postage prepaid, by the Adviser, of notice of termination, to the Client at the address indicated at the end of this Agreement; or (3) at such time as otherwise mutually agreed upon in writing by the Adviser and the Client. Termination by either the Client or the Adviser shall not have the effect of canceling orders to deposit or invest cash or to purchase or sell securities or other property placed prior to the receipt of the notice of termination in accordance with the provisions of this Paragraph 12.


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                                  SCHEDULE 13D

CUSIP NO. 068508100                                               Page 11 of 12


     13. This Agreement shall not be assigned by either party without the consent of the other party, and this Agreement shall, until termination, inure to the benefit of the Adviser and any successor or successors in interest.

     14. This Agreement shall be constructed in accordance with and governed by the laws of the State of New York.

                                       Very truly yours,

                                       By:

                                             -------------------------
                                             (Client)

                                             ---------------------------
                                             (Client, if Joint Account)


                                     Dated:
                                             ---------------------------

Accepted:                              Address of Client where all
ASEN AND CO., INC.                     communications should be directed:

By:
    --------------------------          ---------------------------------
                                        ---------------------------------
                                        ---------------------------------
Dated:                                  ---------------------------------
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